ASSIGNMENT AND BILL OF SALE

For value received, FIRECREEK PETROLEUM, INC., a wholly-owned subsidiary of EGPI Firecreek, Inc. (“Assignor”), hereby assigns, transfers, sets over, and grants unto NEWPORT OIL CORPORATION A/K/A NEWPORT OIL, INC. (“Assignee”) a 50-percent undivided interest in and to the following:

(a) the estates and mineral rights created by the oil and gas leases (the “Leases”) described on exhibit “a” attached to this assignment and bill of sale (the “Assignment”), insofar and only insofar as the Leases cover and relate to the real estate described on exhibit “a” (the “Lands”), subject to any royalties, overriding royalties, production payments, or other similar interests burdening the Leases;

(b) all oil, gas, water disposal, and other wells (whether producing or non-producing) (the “Wells”), located on the Lands or on lands pooled with the Lands, together with all of Assignor’s interest in fixtures, personal property (including pits and ponds), facilities, and equipment, used or held for use or charged to the Leases, Lands, or Wells, for the production, treatment, sale, or disposal of hydrocarbons or water;

(c) the oil, natural gas, liquids, or condensate inventory, including “line fill” and inventory below the pipeline connection in tanks as of 7:00 a.m., Boston, Massachusetts time, as of the effective date of this Assignment. Assignee expressly agrees to timely provide all production records to Assignor in this regard;

(d) all of Assignor’s rights in, to, and under the obligations arising from, all agreements relating to the Leases, Lands, or Wells, including, but not limited to, joint operating agreements, unitization agreements, pooling agreements, farmout agreements, drilling agreements, exploration agreements, oil or gas product purchase and sale contracts, gas processing or transportation agreements, leases, permits, rights-of-way, easements, licenses, options, orders, and decisions of state and federal regulatory authorities establishing units; and

(e) all of Assignor’s rights to and interest in a lawsuit currently pending in the Third Judicial District Court of Sweetwater County, Wyoming, cause number Civil C-07-821-R, and styled Newport Oil Corp v. Inter-Mountain Pipe and Threading Co. (the “Lawsuit”).

Assignor further releases unto Assignee all rights of first refusal held by Assignor to the Leases, Lands, or Wells described on the attached exhibit “a.”

Assignor will, at any time and from time-to-time after executing this Assignment, upon Assignee’s reasonable request, execute, acknowledge, and deliver, or cause to be executed and delivered, all further documents or instruments necessary to effect the transaction embodied in this Assignment.

Assignor makes no representation or warranty of title to the interests assigned hereby, other than claims arising from ownership by, through, or under Assignor, but not otherwise. With respect to the Leases, Lands, Wells, personal property, and equipment assigned hereby, this Assignment is made without representation or warranty of title expressed or implied, and all such Leases, Lands, Wells, personal property, and equipment are sold AS IS AND WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OF FITNESS FOR PARTICULAR PURPOSE, AND ANY AND ALL WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ARE HEREBY EXPRESSLY DENIED.

Assignee, in consideration of the benefits to be derived from this Assignment, by its acceptance, hereby holds harmless and indemnifies Assignor from any cost of the Lawsuit described in subparagraph (e) above after the date of this Assignment, it being the intent of the parties that Assignee shall be solely responsible for the costs of the Lawsuit after the date of this Assignment.

ASSIGNOR:

FIRECREEK PETROLEUM, INC.

by:
date	name:
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address

ASSIGNEE:

NEWPORT OIL CORPORATION A/K/A NEWPORT OIL, INC.

by:
date	name:
title:

address